This Agreement made and effective this day, January 1, 1996, (the "Effective Date"), by and between IOWA FIRST BANCSHARES CORP., an Iowa corporation ("Employer"),and D. Scott Ingstad ("Executive").


                              W I T N E S S E T H:


WHEREAS, Employer and its subsidiaries and affiliates are engaged in the banking and financial services business;

WHEREAS, Executive has expertise, experience and capability in the business of Employer and its affiliates and the banking and financial services business in general;

WHEREAS, Executive has been, and/or now is serving Employer as President & CEO of First National Bank of Muscatine.

WHEREAS, an employment agreement would ensure Employer and Executive of a stable employment arrangement and provide severance and other benefits comparable to those provided by competing financial institutions for Executive and obtain confidentiality and noncompetition agreements for Employer and its affiliates; and

WHEREAS, Employer desires hereafter to continue to employ Executive in said respective executive capacities, and Executive is willing to continue in such employment, upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which consideration is mutually acknowledged by the parties, it is hereby agreed as follows:

         1. Recitals. The recitals hereinbefore set forth constitute an integral part of this Agreement, evidencing the intent of the parties in executing this Agreement, and describing the circumstances surrounding its execution. Said recitals are by express reference made a part of the covenants hereof, and this Agreement shall be construed in the light thereof.

         2. Duties and Responsibilities.

               (a) The duties and responsibilities of Executive are and shall continue to be of an executive nature as shall be required by Employer in the conduct of its business. Executive's powers and authority shall be as prescribed by the by-laws of Employer, if applicable, and shall include all those presently delegated to him, together with the performance of such other duties and responsibilities as from time to time may be assigned to him by the Board of Directors of Employer consistent with the position(s) of President & CEO of First National Bank of Muscatine. Executive recognizes, that during the period of his employment hereunder, he owes an undivided duty of loyalty to Employer, and agrees to devote his entire business time and attention to the performance of said duties and responsibilities and to use his best efforts to promote and develop the business of Employer. Executive will not perform any duties for any other business without the prior written consent of Employer. During the employment term, Executive agrees to serve as a director on the Board of Directors of Employer and/or any of its affiliates, as well as to serve as a member of any committee of any said Board, to which he may be elected or appointed.

               (b) Notwithstanding that this Agreement provides for the employment of Executive in his present capacity as Employer's President & CEO of First National Bank of Muscatine, nothing herein contained shall assure Executive, nor in any manner be construed to constitute an agreement by Employer to continue the employment of Executive after the expiration of the Employment Term or any Successive Employment Term (as hereinafter defined) in such capacity or in any other capacity.

         3. Employment Term. For a period commencing on the Effective Date hereof and ending on the second anniversary from the Effective Date hereof (the "Employment Term"), Employer hereby agrees to continue to employ Executive in the executive capacity(ies) of President & CEO of First National Bank of Muscatine. Executive agrees, pursuant to the terms hereof, to continue to serve in said executive capacity(ies) for the Employment Term.

This Agreement and the Employment Term shall be automatically extended for consecutive two (2) year periods ("Successive Employment Term") unless not less than ninety (90) days prior to the expiration of the Employment Term or any Successive Employment Term a party, by written notice, notifies the other party that there shall be no extension or further extension of this Agreement.

         4. Compensation and Benefits.

               (a) Base Annual Salary. Employer agrees to pay Executive, on the 15th and the last day of each month, a base salary at the rate of One Hundred Thirty-Nine Thousand Nine Hundred Dollars ($139,900.00) per year ("Base Annual Salary"). It is understood that Executive's performance will be reviewed annually by Employer, which review shall be conducted in accordance with the performance review policies and procedures of Employer, applicable to similarly situated employees. At such time, Employer, may (but is not required to) increase (but may not, without Executive's consent, decrease) the Base Annual Salary in accordance with the standard performance review criteria, policies and procedures of Employer, applicable to similarly situated employees. The determination of whether to increase the Base Annual Salary shall include a review of standard criteria, including without limitation, Executive's performance, cost of living changes and comparability with other executives in similar positions with financial institutions in the banking business.

               (b) Expenses. Employer shall reimburse Executive's reasonable expenses incurred in performing services hereunder, which are incurred and accounted for in accordance with the policies and procedures of Employer.

               (c) Vacations. Executive is entitled to 20 days of vacation with pay during each calendar year of the term of this Agreement. Vacation in any year shall be taken prior to the end of the calendar year, and any vacation time not taken for such year shall be forfeited.

               (d) Other Benefits. Executive shall be eligible to participate in all stock option, employee incentive, medical, dental, life, sick pay, long-term disability and qualified or non-qualified retirement and profit-sharing benefit plans and all other employee benefit plans or arrangements of Employer, in effect on the date hereof, or adopted during the Employment Term. Executive shall be covered by any officers' and directors' liability insurance and/or indemnification plans maintained or adopted by Employer.

         5. Perquisites. Employer will furnish Executive with such other perquisites as are in effect on the Effective Date hereof or which may from time to time be provided by Employer and which are suitable to his position and adequate for the performance of his duties hereunder and reasonable in the circumstances.

         6. Voluntary Resignation by Executive or Termination for Cause by Employer.

               (a) Voluntary Resignation by Executive. At any time during the Employment Term or any Successive Employment Term, Executive has the right, by written notice to Employer, to terminate his services hereunder ("Voluntary Resignation"), effective as of thirty (30) days after such notice.

               (b) Termination for Cause by Employer. At any time during the Employment Term or any Successive Employment Term, Employer may terminate this Agreement upon the occurrence of any of the following acts ("Termination for Cause"):

                    (i) The continued refusal by Executive after written notice by Employer to make himself available for performance of Executive's duties hereunder (other than as the result of physical or mental disability). The term "continued" shall mean a period of not less than twenty (20) consecutive business days (other than while Executive is taking his vacation) and the term "available" shall mean the failure of Executive to be personally present at the offices of Employer and to be immediately willing and able to perform his duties.

                    (ii) Conviction of a felony for a matter related to or affecting the business of Employer as reasonably determined by the Board of Directors of Employer in its sole judgment.

For Termination for Cause, written notice of the termination of this Agreement and Executive's employment hereunder by Employer shall be served upon Executive and shall be effective as of the date of such service. Such notice given by employer shall specify the act or acts of Executive underlying such termination. Upon termination of this Agreement by either Voluntary Resignation or Termination for Cause, Employer shall have no obligations and Executive shall have no rights or obligations under this Agreement, other than Executive's obligations under Sections 12 and 13 hereof.

         7. Other Termination by Employer. If Employer terminates this Agreement and Executive's employment during the Employment Term or any Successive Employment Term, other than pursuant to Section 6 hereof or a change in control as defined in the Change in Control Employment Agreement between Employer and Executive, Executive shall, subject to the other provisions of this Section 7, be entitled to the following:

               (a) to continue to receive for a period of twelve (12) months (the "Severance Period") compensation in the amount equal to his Base Annual Salary;

               (b) any vacation pay accrued by Executive in the calendar year of termination for vacation not yet taken as of the date of termination of employment; and

               (c) a pro rata portion of Executive's award under the Performance Incentive Plan, the amount of such pro rata portion to be determined as follows:

                    (i) the annual average received for the past three years.

               (d) reimbursement of a portion of the premiums paid by Executive for COBRA continuation coverage of group medical insurance benefits such that Executive maintains such group medical insurance benefits on the same
"cost-sharing" basis provided at the date of termination of this Agreement throughout the Severance Period.

Employer shall pay or cause to be paid the amounts payable under paragraph (a) above in equal installments, on the 15th and last day of each month, the amount payable under paragraphs (b) and (c) above in a lump sum within thirty (30) days of termination (except that any amounts of any vacation pay paid to Executive for vacation taken but not yet accrued as of the date of termination of employment shall be deducted from the first, and if necessary, subsequent, installments payable under paragraph (a) above), and the amounts payable under paragraph (d) monthly at the time such premiums are otherwise payable by Executive. All payments pursuant to this Section 7 shall be subject to applicable federal and state income and other withholding taxes.

In the event Executive becomes employed during the Severance Period, the reimbursement of a portion of the cost of the group medical insurance benefit described in paragraph (d) above shall immediately cease, provided Executive shall retain any rights to continue such coverage under the COBRA continuation provisions of the group medical insurance plan by paying the applicable premium therefor.

The payments and benefits provided for in this Section 7 shall be in addition to all other sums then payable and owing to Executive hereunder and, except as expressly provided herein, shall not be subject to reduction for any amounts received by Executive for employment or services provided after termination of employment hereunder, and shall be in full settlement and satisfaction of all of Executive's claims and demands. Upon such termination of this Agreement, Employer shall have no rights or obligations and, Executive shall have no rights or obligations under this Agreement, other than Executive's obligations under Sections 12 and 13 hereof.

In all events,  Executive's right to receive severance benefits pursuant to this
Section 7 shall cease immediately in the event Executive performs services of any type for a competing financial institution located within the Market Area (as defined in Section 13 hereof) during the Non-Compete Period (as defined in Section 13 hereof).

         8. Resignation Following Constructive Discharge. If at any time during the Employment Term or any Successive Employment Term, except in connection with a termination pursuant to Section 6 or 7, Executive is Constructively Discharged (as hereinafter defined) then Executive shall have the right, by written notice to Employer within sixty (60) days of such Constructive Discharge, to terminate his services hereunder, effective as of thirty (30) days after such notice, and Executive shall have no obligations under this Agreement other than as provided in Section 12 hereof. Executive shall in such event be entitled to the continuation of compensation and benefits as if such termination of his employment was pursuant to Section 7 of this Agreement.

For  purposes  of  this  Agreement,   the  Executive  shall  be  "Constructively
Discharged" upon the occurrence of any one of the following events:

               (a) Executive is not re-elected or is removed from the positions with Employer set forth in Section 2(a) hereof, other than as a result of Executive's election or appointment to positions of equal or superior scope and responsibility; or

               (b) Executive shall fail to be vested by Employer with the powers and authority of any of said offices; or

               (c) Employer shall notify Executive that the Employment Term or Successive Employment Term of Executive will not be extended or further extended, as set forth in Section 3 hereof (provided, however, that the period between the service of notice and termination of his employment shall constitute a transitional period during which Employer may designate a person who will succeed to the duties of Executive, and Executive shall cooperate with such person in connection with the assumption of Executive's duties hereunder); or

               (d) Employer changes Executive's primary employment location to a place that is more than 100 miles from Executive's primary employment location as of the Effective Date of this Agreement; or

               (e)  Employer   otherwise   commits  a  material  breach  of  its
obligations under this Agreement.

         9. Supplemental Compensation. If it is determined (in the reasonable opinion of independent public accountants then regularly retained by Employer in consultation with tax counsel acceptable to Executive), that any amount payable to Executive by Employer under this Agreement or any other plan, program or agreement under which Executive participates or is a party would constitute an "Excess Parachute Payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), subject to the excise tax imposed by Section 4999 of the Code, as amended from time to time (the "Excise Tax"), Employer shall pay to Executive the amount of such Excise Tax and all Excise Tax, federal and state income or other taxes with respect to the payment of the amount of such Excise Tax including all such taxes with respect to any such additional amount. If at a later date, the Internal Revenue Service assesses a deficiency against Executive for the Excise Tax with respect to any amount paid to Executive under this Agreement or any other plan, program, or agreement under which Executive participates or is a party greater than that which was determined at the time such amounts were paid, Employer shall pay to Executive the amount of such Excise Tax plus any interest, penalties, professional fees or expenses incurred by Executive as a result of such assessment, together with all Excise Tax, federal and state income or other taxes with respect to the payment of the amount of such Excise Tax, interest, penalties, professional fees or expenses, including all such taxes with respect to any such additional amount. The highest marginal tax rate applicable to individuals at the time of payment of such amounts will be used for purposes of determining the federal and state income and other taxes with respect thereto.

Employer shall withhold from any amounts paid under this Agreement the amount of any Excise Tax withholding or other federal, state or local taxes then required to be withheld. Computations of the amount of any supplemental compensation paid under this Section 9 shall be made by the independent public accountants then regularly retained by Employer in consultation with tax counsel acceptable to Executive. Employer shall pay all accountants' and tax counsel's fees and expenses.

         10. Dispute Resolution. In the event any dispute arises and the parties after good faith efforts are unable to agree as to the calculation of the amounts payable under this Agreement, it shall be settled in accordance with the majority opinion of a Committee consisting of an accountant chosen by Employer, an accountant chosen by Executive and an independent accountant acceptable to both Executive and Employer, as the case may be. The Committee's determination shall be binding and conclusive on the parties hereto. Employer shall pay all fees and expenses of the dispute resolution.

         11. Enforcement. In the event Employer shall fail to pay any amounts due to Executive under this Agreement as they come due, Employer agrees to pay interest on such amounts at a rate of prime as listed in the Wall Street Journal per annum. Employer agrees that Executive and any successor shall be entitled to recover all costs of enforcing any provision of this Agreement, including reasonable attorney fees and costs of litigation.

         12. Confidential Information. Executive shall not at any time during or following his employment hereunder, directly or indirectly, disclose or use on his behalf or another's behalf, publish or communicate, except in the course of his employment and in the pursuit of the business of Employer or any of its subsidiaries or affiliates, any proprietary information or data of Employer or any of its subsidiaries or affiliates, which is not generally known in the banking business and which Employer may reasonably regard as confidential and proprietary. Executive recognizes and acknowledges that all knowledge and information which he has or may acquire in the course of his employment, such as, but not limited to the business, developments, procedures, techniques, activities or services of Employer or the business affairs and activities of any customer, prospective customer, individual firm or entity doing business with Employer are its sole valuable property, and shall be held by Executive in confidence and in trust for their sole benefit. All records of every nature and description which come into Executive's possession, whether prepared by him, or otherwise, shall remain the sole property of Employer and upon termination of his employment for any reason, said records shall be left with Employer as part of its property.

         13. Non-Competition. Executive acknowledges that Employer and its affiliates and subsidiaries by nature of their respective businesses have a legitimate and protectable interest in their clients and customers, with whom they have established significant relationships as a result of a substantial investment of time and money, and but for his employment hereunder, he would not have had contact with such customers. Executive agrees that during the period of his employment with Employer and for a period of two (2) years after termination of his employment for any reason (other than termination of employment under
Section 8 hereof) (the "Non-Compete Period"), he will not (except in his capacity as an employee of Employer) directly or indirectly, either as an individual, on his own account, or as an agent, employee, director, shareholder, consultant, or otherwise, own, manage, operate, control, be or remain employed or retained by, participate in, solicit business for, or otherwise, be connected in any manner whatsoever with the ownership, management, operation or control of any corporation, firm, partnership, joint venture, syndicate, sole proprietorship or other entity which: (a) has a place of business (whether as a principal, division, subsidiary, affiliate, related entity, or otherwise) located within the Market Area (as hereinafter defined) and (b) whose business and activities, in the reasonable opinion of the Board of Directors of Employer, are the same or similar to and competitive with business and activities conducted by Employer or any of its subsidiaries or affiliates at the time of the termination of this Agreement for the purposes of:

               (i) soliciting or inducing, or attempting to solicit or induce any customer of Employer or any of its subsidiaries or affiliates not to do business with Employer or any of its subsidiaries or affiliates; or

               (ii) soliciting or inducing, or attempting to solicit or induce, any employee or agent of Employer or any of its subsidiaries or affiliates to terminate his or her relationship with Employer or any of its subsidiaries or affiliates.

For purposes of this Agreement, "Market Area" shall be an area encompassed within a fifty (50) mile radius surrounding any place of business of Employer or of any of its subsidiaries or affiliates (existing or planned as of the date of termination of employment).

The foregoing provisions shall not be deemed to prohibit (i) Executive's ownership, not to exceed ten percent (10%) of the outstanding shares, of capital stock of any corporation whose securities are publicly traded on a national or regional securities exchange or in the over-the-counter market or (ii) Executive serving as a director of other corporations and entities to the extent these directorships do not inhibit the performance of his duties hereunder or conflict with the business of Employer.

         14. Remedies. Executive acknowledges that the restraints and agreements herein provided are fair and reasonable, that enforcement of the provisions of Sections 12 and 13 will not cause him undue hardship and that said provisions are reasonably necessary and commensurate with the need to protect Employer and its legitimate and proprietary business interests and property from irreparable harm. Executive acknowledges and agrees that (a) a breach of any of the covenants and provisions contained in Sections 12 or 13 above, will result in irreparable harm to the business of Employer, (b) a remedy at law in the form of monetary damages for any breach by him of any of the covenants and provisions contained in Sections 12 and 13 is inadequate, (c) in addition to any remedy at law or equity for such breach, Employer shall be entitled to institute and maintain appropriate proceedings in equity, including a suit for injunction to enforce the specific performance by Executive of the obligations hereunder and to enjoin Executive from engaging in any activity in violation hereof and (d) the covenants on his part contained in Sections 12 and 13, shall be construed as agreements independent of any other provisions in this Agreement, and the existence of any claim, set off or cause of action by Executive against Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense or bar to the specific enforcement by Employer of said covenants. In the event of a breach or a violation by Executive of any of the covenants and provisions of this Agreement, the running of the Non-Compete Period (but not of Executive's obligation thereunder), shall be tolled during the period of the continuance of any actual breach or violation.

         15. Notices. Any notice or other communication required or permitted to be given hereunder shall be determined to have been duly given to any party (a) upon delivery to the address of such party specified below if delivered personally or by courier; (b) within forty-eight (48) hours after deposit thereof in the U. S. mail, postage prepaid, for delivery as certified mail, return receipt requested, addressed, in any case to the party at the following address(es):

                  If to Executive:

                  D. Scott Ingstad
                  1924 Wildwood Lane
                  Muscatine, Iowa   52761

                  If to Employer and/or Company:

                  Iowa First Bancshares Corp.
                  300 East Second Street
                  Muscatine, Iowa   52761
                  Attention:  Chairman

or to such other address(es) as any party may designate by Written Notice in the aforesaid manner.

         16. Representations and Warranties of Employer. Employer represents and warrants that the execution of this Agreement by it has been duly authorized by the resolution of its Board of Directors.

         17. Indemnification. In the event that legal action is instituted against Executive during or after the term by a third party (or parties) based on the performance or nonperformance by Executive of his duties hereunder, Employer will assume the defense of such action by its attorneys or attorneys selected by Executive reasonably satisfactory to Employer and advance the costs and expenses thereof (including reasonable attorneys' fees) without prejudice to or waiver by Employer of its rights and remedies against Executive. In the event that there is a final judgment entered against Executive in any such litigation, and Employer's Board of Directors determines that Executive should, in accordance with its charter, By-Laws, or insurance reimburse such entities, Executive shall be liable to Employer for all such costs and expenses paid or incurred by them in the defense of any such litigation (the "Reimbursement Amount"). The Reimbursement Amount shall be paid by Executive within thirty (30) days after rendition of the final judgment. Employer shall be entitled to set off the reimbursement amount against all sums which may be owed or payable by Employer to Executive hereunder or otherwise.

The parties shall cooperate in the defense of any asserted claim, demand or liability against Executive or Employer or its subsidiaries or affiliates.

The term "final judgment" as used herein shall be defined to mean the decision of a court of competent jurisdiction, and in the event of an appeal, then the decision of the appellate court, after petition for rehearing has been denied, or the time for filing the same (or the filing of further appeal) has expired.

The rights to indemnification under this Section 17 shall be in addition to any rights which Executive may now or hereafter have under the charter or by-laws of Employer, under any insurance contract maintained by Employer or any agreement between Executive and Employer.

         18. Entire Understanding. This Agreement constitutes the entire understanding between the parties relating to Executive's employment hereunder and supersedes and cancels all prior written and oral understandings and agreements with respect to such matters, except to the extent to which Executive may have entered into a Change in Control Employment Agreement, which agreement shall remain in full force and effect, and except for the terms and provisions of any employee benefit or other compensation plans (or any agreements or awards thereunder), referred to in this Agreement, or as otherwise expressly contemplated by this Agreement. In the event of a change in control as defined in the Change in Control Employment Agreement, such Change in Control Employment Agreement will be operative and will supersede this Employment Agreement.

         19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Executive's executors, administrators, legal representatives, heirs and legatees and the successors and assigns of Employer.

         20. Partial Invalidity. The various provisions of this Agreement are intended to be severable and to constitute independent and distinct binding obligations. Should any provision of this Agreement be determined to be void and unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other provision or part thereof, and such provision or part thereof shall be deemed modified to the extent required to permit enforcement. Without limiting the generality of the foregoing, if the scope of any provision contained in this Agreement is too broad to permit enforcement to its full extent, but may be made enforceable by limitations thereon, such provision shall be enforced to the maximum extent permitted by law, and Executive hereby agrees that such scope may be judicially modified accordingly.

         21. Payment in the Event of Death. In the event payment is due and owing by Employer to Executive under this Agreement upon the death of Executive, payment shall be made to such beneficiary as Executive may designate in writing, or failing such designation, then the executor of his estate, in full settlement and satisfaction of all claims and demands on behalf of Executive, shall be entitled to receive all amounts owing to Executive at the time of death under this Agreement. Such payments shall be in addition to any other death benefits of Employer and in full settlement and satisfaction of all severance benefit payments provided for in this Agreement.

         22. Strict Construction. The language used in this Agreement will be deemed to be the language chosen by Employer and Executive to express their mutual intent and no rule of strict construction shall be applied against any person.

         23. Waiver. The waiver of any party hereto or a breach of any provision of this Agreement by any other party shall not operate or be construed as a waiver of any subsequent breach.

         24.   Governing  Law.  This   Agreement   shall  be  governed  by,  and
interpreted, construed and enforced in accordance with, the laws of the State of Iowa.

         25. Gender and Number. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular or plural, and the pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine or neuter.

         26. Headings. The headings of the Sections of this Agreement are for reference purposes only and do not define or limit, and shall not be used to interpret or construe the contents of this Agreement.


IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed at Muscatine, Iowa, on the date above set forth.

EXECUTIVE                              IOWA FIRST BANCSHARES CORP.

/s D. Scott Ingstad                 /s/ George A. Shepley
------------------------------      ------------------------------
Name:  D. Scott Ingstad             By: George A. Shepley
Title: President & CEO of           Title: Chairman, President &
                                    First National Bank of Muscatine  CEO

                                    ATTEST:
                                    /s/ Patricia R. Thirtyacre
                                    ------------------------------
                                    Patricia R. Thirtyacre
                                    Corporate Secretary